Kramer Levin Naftalis & Frankel LLP
                       9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022 B 3852
                            (212) 715 B 9100
                                                          FACSIMILE
                                                          (212) 715-8000
                                                          ______
                                                          WRITER'S
                                                          DIRECT NUMBER

                                                          (212) 715-9100


                               April 25, 2000


Lexington Small Cap Asia Growth Fund, Inc.
Park 80 West Plaza Two
Saddle Brook, New Jersey  07663


Re:    Lexington Small Cap Asia Growth Fund, Inc.
       File No. 33-59363; 811-7287
       Registration Statement on Form N-1A


Dear Ladies and Gentlemen:

          We hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A filed under Rule 485(b) of the Securities Act of 1933.


                               Very truly yours,

                             /s/ Kramer Levin Naftalis and Frankel LLP